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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Capital Crossing Preferred Corporation
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              MASSACHUSETTS                              04-3439366
              -------------                              ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


                       101 Summer Street, Boston, MA      02110
     ----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  / /                                 box.  /X/



Securities Act registration statement file number to which this
  form relates:                                                     333-57044
                                                                    ---------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange of Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------

       Not Applicable                                     Not Applicable
       --------------                                     --------------

Securities to be registered pursuant to Section 12(g) of the Act:

 Non-cumulative Exchangeable Preferred Stock, Series C, par value $.01 per share
                        (the "Series C Preferred Stock")
   -------------------------------------------------------------------------
                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                           A description of the Series C Preferred Stock of the Registrant is set forth in the information provided under "Description of the Series C Preferred Shares" in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-11 (File No. 333-57044) filed under the Securities Act of 1933 with the Securities and Exchange Commission on March 14, 2001, as amended (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.           EXHIBITS

                           (1) (a) Form of Restated Articles of Organization of
                                   the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                               (b) Form of Amended and Restated By-laws of the
                                   Registrant (incorporated by reference to
                                   Exhibit 3.3 to the Registration Statement).


                                       2

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   CAPITAL CROSSING PREFERRED CORPORATION
                                               (Registrant)




                                           By: /s/ John L. Champion
                                               -------------------------------
                                                 John L. Champion
                                                 Chief Financial Officer

Dated: May 18, 2001